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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our reports dated July 7, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Crown Group, Inc. for the year ended April 30, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Crown Group, Inc. on Form S-8 (File Nos. 33-59519, 33-59527, 33-41960, 33-22590, 33-71090, and
333-38475).




Dallas, Texas                                           Grant Thornton LLP
July 25, 2000